UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

Entrx Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2368719

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer ID No.)

800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota	55402

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (612) 333-0614

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Section 8 — Other Events

Section 3 — Securities and Trading Markets

     Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On December 14, 2004, we received a notice from the NASDAQ Stock Market that Entrx’s common stock was no longer eligible to be listed on the NASDAQ Small Cap Market. This is because the bid price of Entrx’s common stock closed below $1.00 per share for 30 consecutive business days prior to June 14, 2004, and therefor did not meet the continuing inclusion criteria set forth in NASDAQ Marketplace Rule 4310(c)(4). In accordance with NASDAQ Marketplace Rule 4310(c)(8)(D), Entrx was provided 180 calendar days, or until December 13, 2004, to come back into compliance with the $1.00 per share minimum closing bid requirement. The closing bid price of Entrx’s common stock did not exceed $1.00 per share during that 180-day period, and we were, accordingly, notified that Entrx’s common stock would be delisted from the NASDAQ Small Cap Market at the opening of business on December 23, 2004. We have the right to appeal NASDAQ’s determination to a NASDAQ Listing Qualifications Panel, which would stay the delisting of Entrx’s common stock pending a determination of that panel. We plan to appeal the determination, and have until 4:00 p.m. Eastern Time on December 21, 2004 to do so. We cannot predict the outcome of such appeal. Should our common stock be delisted from the NASDAQ Small Cap Market, we intend to request listing on the NASD Bulletin Board in lieu of the NASDAQ Small Cap Market. Such a request must be made through a broker/dealer. We do not know if such request will result in our common stock being traded on the NASD Bulletin Board.

Section 8 — Other Events

     Item 8.01 — Other Events

     As previously reported, a default was entered against us in December 2002 in favor of a former employee in Mexico. The default decision was rendered by a panel of the Mexican Federal Labor Arbitration Board for an unspecified amount. The employee was alleging damages of $9,000,000 arising out of his termination. The default was obtained without proper notice being given to us, and was set aside in the quarter ended June 30, 2003. On December 14, 2004, we were informed that the Labor Arbitration Board rendered a decision on December 13, 2004 to the effect that the former employee was entitled to an award of $350,000 from Entrx. The award is in the form of a recommendation and it is up to the Mexican Federal Court to affirm, modify or reject the award. On December 15, 2004, both we and the employee filed appeals in the matter. We anticipate that the Mexican Federal Court will render its decision sometime in the first quarter of 2005. In the meantime, as previously reported, we intend to continue to pursue our claims against the same employee for breach of contract, fraud, collusion and other causes of action in connection with the 1999 sale of one of our operating businesses in Mexico.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTRX CORPORATION
Date: December 20, 2004	/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer